UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 13, 2008
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive of offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 19, 2007, The NASDAQ Stock Market (“NASDAQ”) notified Electro Energy, Inc. (the “Company”) that it was not in compliance with the requirements for continued listing under NASDAQ Marketplace Rule 4310(c)(4) (the “Rule”) because its common stock had failed to meet the minimum one dollar per share bid price for the previous thirty consecutive business days. Pursuant to NASDAQ Marketplace Rule 4310(c)(8)(D), NASDAQ provided the Company with a period of 180 calendar days, or until March 12, 2008, to regain compliance.

On March 13, 2008, NASDAQ issued a letter (the “Letter”) notifying the Company that the Company’s common stock has not regained compliance with the Rule and that its common stock does not meet The NASDAQ Capital Market’s initial inclusion criteria set forth in NASDAQ Marketplace Rule 4310(c). The Letter stated that unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on March 25, 2008 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will result in the removal of the Company’s securities from listing and registration on NASDAQ.

The Company intends to request an appeal to a NASDAQ Listings Qualifications Panel as set forth in the Letter. Accordingly, the Company expects that its common stock would not be suspended until after the Listings Qualifications Panel has rendered its decision. There can be no assurance the Panel will grant the Company’s request for continued listing.

The Letter also stated that, historically, NASDAQ panels have generally viewed a near-term reverse stock split as the only definitive plan acceptable to resolve a bid price deficiency. The Company’s Board of Directors has not yet determined whether it believes that a reverse stock split would be in the best interests of Electro Energy’s stockholders. To the extent that in the exercise of its business judgment the Board determines to effect a reverse stock split, there can be no assurance that such reverse stock split will cause the Company’s common stock to regain compliance with the minimum bid price requirement for the required period of time.

The Company’s press release dated March 19, 2008 with respect to the Letter from Nasdaq described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

Certain statements in this report may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Electro Energy Inc.‘s Securities and Exchange Commission filings available at http://www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description

99.1	Press Release issued March 19, 2008.

SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

March 19, 2008	By:	/s/ Timothy E. Coyne
Name: Timothy E. Coyne
Title: Chief Financial Officer